Amalgamated Financial Corp. Appoints Jason Darby Chief Financial Officer

NEW YORK, May 25, 2021 (GLOBE NEWSWIRE) -- Amalgamated Financial Corp. (Nasdaq: AMAL) (“Amalgamated” or the “Company”), today announced that it has appointed Jason Darby as Chief Financial Officer and Senior Executive Vice President, effective immediately. Mr. Darby has served as interim Chief Financial Officer since April 2021. Earlier this month, in a separate announcement, Amalgamated named Priscilla Sims Brown as its President and Chief Executive Officer, effective June 1, 2021.

In making today’s announcement, Lynne Fox, Board Chair and Interim President and Chief Executive Officer, commented, “On behalf of the board and senior management team, we are excited that Jason will be our Chief Financial Officer. Our confidence in Jason’s extraordinary leadership, impressive financial acumen, and deep knowledge of every facet of the Bank has only grown over the past two months. He and our incoming CEO, Priscilla Brown, will form a strong new leadership team that will deliver value for our stockholders while continuing to further our mission as America’s socially responsible bank.”

Mr. Darby added, “I’m honored to become Amalgamated’s CFO. We are emerging from the pandemic in a very strong financial position, and I believe we have a bright future ahead. I have great confidence in our experienced finance team, and I am looking forward to working closely with Priscilla to pursue the Bank’s strategy and capitalize on the significant opportunities to grow by continuing to serve organizations and individuals who share our mission.”

Jason Darby, Chief Financial Officer Amalgamated Financial Corp.

Brief Biography for Jason Darby

Mr. Darby has served as Interim Chief Financial Officer of Amalgamated since April 24, 2021. Prior to that, he served as Amalgamated’s Executive Vice President and Chief Accounting Officer since February 2018 and previously served as Amalgamated’s Senior Vice President and Controller from July 2015 until February 2018. Prior to joining Amalgamated, he served as a team leader in Commercial Banking for Capital One Financial from July 2012 until June 2015 and as Executive Vice President at Esquire Bank from 2009 to July of 2012. Prior to 2009, Mr. Darby held positions in finance and accounting at Capital One, North Fork Bank, American Express, and KPMG. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University as well as an M.B.A. from the University of Pittsburgh.

About Amalgamated Financial Corp.

Amalgamated Financial Corp., a Delaware public benefit corporation, is the bank holding company for Amalgamated Bank (the “Bank”), a mission-driven New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. The Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. As of March 31, 2021, our consolidated total assets were $6.4 billion, total net loans were $3.2 billion, and total deposits were $5.7 billion. Additionally, as of March 31, 2021, our trust business held $37.5 billion in assets under custody and $15.7 billion in assets under management.

Since the Bank’s founding in 1923, we have served as America’s socially responsible bank, empowering organizations and individuals to advance positive social change. Amalgamated advocates alongside those working to make the world more just, compassionate and sustainable. The Bank is the country’s largest B Corp® bank and a proud member of the Global Alliance for Banking on Values. We don’t just have a mission, we are on a mission to advance economic, social, racial, and environmental justice utilizing the tools of finance.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “expects,” “believes,” “future,” “may,” “likely,” “will,” “opportunity,” “continue,” “seek,” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements: unexpected challenges related to our executive officer transitions; the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the novel coronavirus, or COVID-19, on the economies and communities we serve, which may have an adverse impact on our business, operations and performance, and could have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; and the rate of delinquencies and amounts of charge-offs, the level of our allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contacts:
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Investor Contact:

Jamie Lillis
Solebury Trout

shareholderrelations@amalgamatedbank.com
800-895-4172